UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 5, 2024, Mark McCamish resigned as director of Rafael Holdings, Inc., effective immediately.

(d) On August 5, 2024, Mark N. Stein, MD was elected as a director of Rafael Holdings, Inc. and elected as a member of the Company’s Board of Directors Audit, Compensation and Corporate governance committees.

Dr. Stein, age 53, has been on staff as a medical  oncologist focusing on genitourinary malignancies at Columbia University Irving Medical Center (CUIMC). Dr. Stein is an Associate Professor of Medicine, Director of the Genitourinary Medical Oncology Service and a member of the Developmental Therapeutics program at CUIMC. Dr. Stein completed an Internal Medicine Residency at Montefiore Medical Center from 1998 to 2001 and an Hematology/Oncology Fellowship at Mount Sinai Medical Center from 2001 to 2004. From 2004 until 2018 Dr. Stein worked as a medical oncologist at the Cancer Institute of New Jersey, Rutgers University. Dr. Stein has extensive experience leading early-stage clinical trials with novel therapeutics and has worked with multiple small to mid-size pharmaceutical companies to bring early assets into the clinic. Dr. Stein’s academic interests focus on use of immunotherapy for the treatment of prostate and kidney cancer and he has led investigator initiated and industry sponsored studies in this space. Dr. Stein received a Bachelor of Science from Yale University in 1993 and M.D. from New York Medical College in 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
	Name:	William Conkling
	Title:	Chief Executive Officer

Dated: August 8, 2024

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